UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2014

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2855 Michelle Drive, Suite 190

Irvine, CA 92606

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TigerLogic Corporation (the “Company”) announced today that Thomas Lim, the Chief Financial Officer of the Company, advised the Company that he would be leaving to pursue other interests, effective December 5, 2014.  The Board of Directors would like to thank Mr. Lim for his services and contributions.  The Company has identified a candidate for an interim Chief Financial Officer and is in the process of engaging his services.  The Company also is initiating an executive search for a permanent replacement.  Mr. Lim will be available for consulting services through March 31, 2015 to assist with transition matters.  The Company agreed to compensate Mr. Lim for these services at a rate of $15,000 per month. Mr. Lim’s Amended and Restated Employment and Severance Agreement dated January 17, 2013 will terminate on its own terms upon Mr. Lim’s departure.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Summary of Consulting Terms with Thomas Lim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: November 24, 2014	By:	/s/ Bradley Timchuk
Bradley Timchuk
Chief Executive Officer